Exhibit 10.06(b)
AMENDMENT NO. 2
TO
AMENDED AND RESTATED CUSTOMER AGREEMENT
      WHEREAS, MORGAN STANLEY CHARTER MSFCM L.P., a Delaware limited partnership (the "Customer"), and MORGAN STANLEY
 DW INC., a Delaware corporation
("Morgan Stanley DW"), have agreed to amend the Amended and Restated Customer
Agreement, dated as of the 19th day of May 2000, as
amended by Amendment No. 1 to the
Customer Agreement, dated July 31, 2003 (the "Customer
 Agreement"), by and between the
Customer and Morgan Stanley DW, to reduce the monthly
 brokerage fee payable to Morgan
Stanley DW and to amend the address of the Customer
and the address of Morgan Stanley DW.
      WHEREAS, all provisions contained in the Customer
Agreement remain in full force and
effect and are modified only to the extent necessary
to provide for the amendments set forth
below.
      NOW, THEREFORE, the parties hereto hereby amend the Customer Agreement as follows:
1.	The monthly brokerage fee percentage of 1/12 of 6.25% (a 6.25% annual rate)
referred to in the first paragraph of Section 5 of the Customer Agreement is hereby reduced to 1/12 of 6.00% (a 6.00% annual rate).
2.	The address of the Customer referred to in Section 13 is hereby changed to:

Morgan Stanley Charter MSFCM L.P.
c/o Demeter Management Corporation
330 Madison Avenue, 8th Floor
New York, New York 10017
Attn:	Jeffrey A. Rothman
	President
3.	The address of Morgan Stanley DW referred to in Section 13 is hereby changed to:
Morgan Stanley DW Inc.
330 Madison Avenue, 8th Floor
New York, New York 10017
Attn:	Jeffrey A. Rothman
	Managing Director
4.	The foregoing amendments shall take effect as of the 1st day of July 2005.



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      IN WITNESS WHEREOF, this Amendment to the Customer Agreement has been executed for and on behalf of the undersigned as of the 1st day of July 2005.

MORGAN STANLEY CHARTER MSFCM L.P.

By:	  Demeter Management Corporation,
	  General Partner

By:	/s/  Jeffrey A. Rothman
	Name:	Jeffrey A. Rothman
	Title:	President

MORGAN STANLEY DW INC.

By:	/s/  Jeffrey A. Rothman
	Name:	Jeffrey A. Rothman
	Title:	Managing Director
57: